Exhibit 21.1

Subsidiaries of Michaels Stores, Inc.

Aaron Brothers, Inc., a Delaware corporation

Aaron Brothers Card Services, LLC, a Virginia limited liability company

Artistree, Inc., a Delaware corporation

Artistree of Canada, ULC, a Nova Scotia unlimited liability company

Michaels Finance Company, Inc., a Delaware corporation

Michaels of Canada Holdings LP No. 1, an Alberta limited partnership

Michaels of Canada Holdings LP No. 2, an Alberta limited partnership

Michaels of Canada, ULC, a Nova Scotia unlimited liability company

Michaels of Luxembourg S.a.r.l., a “sociéte à responsabilité limitée” organised under the laws of the Grand-Duchy of Luxembourg

Michaels Stores, Inc., a Delaware corporation

Michaels Stores Card Services, LLC, a Virginia limited liability company

Michaels Stores of Puerto Rico, LLC, a Puerto Rico limited liability company

Michaels Stores Procurement Company, Inc., a Delaware corporation

Michaels U.S. Holdings 1, LLC, a Delaware limited liability company

Michaels U.S. Holdings 2, LLC, a Delaware limited liability company